Exhibit 10.1

AGREEMENT TO TERMINATE

AGREEMENT AND PLAN OF MERGER
by and among
ELECTRO-SENSORS, INC.,
MOBILE X NEWCO, INC.,
and
MOBILE X GLOBAL, INC.

January 30, 2023

Reference is hereby made to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2022, by and among Electro-Sensors, Inc., a Minnesota corporation (the “Parent”), Mobile X Newco, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (the “Merger Sub”), and Mobile X Global, Inc., a Delaware corporation (the “Company,” and together with Parent and the Merger Sub, the “Parties” and each a “Party”)(capitalized terms used but not defined herein shall have the meaning set forth for such term in the Merger Agreement).

WHEREAS, pursuant to the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, as amended, and the Minnesota Business Corporation Act, as amended, the Parties entered into the Merger Agreement with the intent that Merger Sub be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of the Parent; and

WHEREAS, the Parties have determined that it is in the respective best interests of the Parties and their respective stockholders to mutually terminate the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	The Parent and the Company hereby mutually terminate the Merger Agreement pursuant to Section 9.1(a) thereof; and

2.	In accordance with Section 9.3(a) of the Merger Agreement, the Parent and the Company hereby agree that they shall use their reasonable best efforts to agree upon the Shared Expenses within thirty (30) days of the date hereof, it being understood that the Parent and the Company shall share equally and pay their respective shares of Shared Expenses. Once the Parent and Company have agreed, the Party owing the other Party will pay these agreed-upon amounts promptly, but in no event more than 30 days later.

IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT:	ELECTRO-SENSORS, INC.

By: /s/David L. Klenk Name: David L. Klenk Title: Chief Executive Officer
COMPANY:	MOBILE X GLOBAL, INC.

By: /s/Peter Adderton Name: Peter Adderton Title: Chief Executive Officer